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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (date of earliest event reported)        October 1, 2001
                                                  ------------------------------


                                 AGENCY.COM LTD.
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               (Exact name of registrant as specified in charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

              000-28293                                    13-3808969
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        (Commission File Number)               (IRS Employer Identification No.)

  20 EXCHANGE PLACE, NEW YORK, NEW YORK                      10038
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(Address of principal executive offices)                   (Zip Code)

                                 (212) 358-8220
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              (Registrant's telephone number, including area code)


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         (Former name or former address, if changed since last report.)


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ITEM 5.       CHANGE IN CONTROL OF REGISTRANT

         On May 14, 2001, Chan Suh, Kyle Shannon and Ken Trush, each a director and executive officer of AGENCY.COM Ltd. (the "Company"), entered into a Share Purchase Agreement with Seneca Investments LLC ("Seneca") and its wholly-owned subsidiary to sell an aggregate of 8,966,715 shares of the Company's common stock to Seneca's subsidiary.

         The original Share Purchase Agreement provided for an initial payment of approximately $0.94 per share to be paid at the closing of the agreement, and a payment of approximately $0.47 per share to be paid if Seneca acquired 100% of the Company's common stock, or if the acquisition did not occur, a payment based on the dividends paid to the Company's stockholders during the two-year period following the closing of the purchase of the shares from the Messrs. Suh, Shannon and Trush. The remaining purchase price payable for these shares is based upon an earn-out formula, which, in general, would be a multiple of the Company's average annual profit after tax for the four years ending December 31, 2006.

         On September 30, 2001, the Share Purchase Agreement was amended to extend the closing date deadline to October 1, 2001. On October 1, 2001, the agreement was amended further to include Eamonn Wilmott, also one of the Company's executive officers, as a selling stockholder. On that date, under the Amended and Restated Share Purchase Agreement, Messrs. Suh, Shannon, Trush and Wilmott sold an aggregate of 7,998,774 shares of the Company's common stock to Seneca.

         According to Amendment No. 3 to the Schedule 13D filed by Seneca on October 2, 2001, prior to this sale, Seneca owned 19,928,278 shares, or approximately 45% of the outstanding common stock of the Company, and following the sale, Seneca owns 27,927,052 shares, or approximately 65% of the outstanding common stock of the Company.

         At the time of the closing of the Amended and Restated Share Purchase Agreement, the following amendments, among others, were made to the Share Purchase Agreement:

          o Under the Amended and Restated Share Purchase Agreement, some of the selling stockholders contributed approximately 1.45 million shares back to the capital of the Company. Some selling stockholders further agreed to have their options to purchase the common stock of the Company cancelled.

          o The payment of $0.47 per share, which was to be made upon the closing of an acquisition of the Company by Seneca under the terms of the original Share Purchase Agreement, was eliminated under the Amended and Restated Share Purchase Agreement.

          o The earn-out formulas, which calculated future payments to be made under the original Share Purchase Agreement, were revised in a number of respects in the Amended and Restated Share Purchase Agreement.


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         Also, in connection with the closing of the sale of the selling stockholders' shares to Seneca, the following occurred:

          o The parties agreed that the Company could establish incentive arrangements for Company employees, including officers, as contemplated by the original Share Purchase Agreement. Under this arrangement, the Company expects to pay an aggregate of $1.3 million of retention bonuses to Company employees, which may include executive officers. Subsequent incentive cash bonuses would be paid based upon the earnings of the Company, would be calculated in accordance with earn-out formulas substantially similar to those set forth in the Amended and Restated Share Purchase Agreement and would be based on an equivalent of approximately 2.9 million shares.

          o The Company agreed to release liens on shares pledged to the Company by Messrs. Suh, Shannon and Wilmott in order to enable the sale of their shares of Company common stock to Seneca. The Company retained a lien on the earn-out proceeds owed with respect to those shares under the Amended and Restated Share Purchase Agreement, other than the payment made upon the closing of the agreement.

         In addition, the Amended and Restated Share Purchase Agreement allows some of the Company's other officers and employees who own shares of our common stock to join the agreement as parties and also sell their shares to Seneca on the same terms as Messrs. Suh, Shannon, Trush and Wilmott.

         On June 26, 2001, Seneca and the Company had entered into an Agreement and Plan of Merger, providing for the merger of Seneca's wholly-owned subsidiary with and into the Company such that the Company would be the surviving corporation. The Company has scheduled a special meeting of its stockholders on October 31, 2001 in order to consider and vote upon a proposal to adopt the Agreement and Plan of Merger and to approve the merger. A definitive proxy statement on Schedule 14A for this meeting was filed with the Securities and Exchange Commission on October 4, 2001 and was mailed to the Company's stockholders on or about October 8, 2001.

         The foregoing descriptions of the Share Purchase Agreement and the Amended Share Purchase Agreement are qualified in their entirety by reference to the full text of the agreements, each of which are attached hereto as exhibits.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits.

         The following documents are filed as exhibits to this report:

                  99.1 Share Purchase Agreement, dated as of May 14, 2001, by and among Seneca Investments LLC, E-Services Investments Agency Sub and the stockholders listed therein (incorporated herein by reference to Exhibit 99.1 to Current Report on Form 8-K filed by the Company on June 4, 2001)


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                  99.2         Amended and Restated Share Purchase Agreement,
                               dated as of October 1, 2001 by and among Seneca Investments LLC, E-Services Investments Agency Sub and the stockholders listed therein (incorporated herein by reference to Exhibit 1 to Amendment No. 3 to Schedule 13D filed by Seneca on October 2, 2001)

                  99.3         Press Release dated October 1, 2001


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        AGENCY.COM Ltd.


Date: October 10, 2001
                                        By:        /s/ James Imbriaco
                                            ------------------------------------
                                            Executive Vice President, General
                                            Counsel and Secretary


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                                  Exhibit Index


                  Exhibit

                  99.1 Share Purchase Agreement, dated as of May 14, 2001, by and among Seneca Investments LLC, E-Services Investments Agency Sub and the stockholders listed therein (incorporated herein by reference to Exhibit 99.1 to Current Report on Form 8-K filed by the Company on June 4, 2001)

                  99.2 Amended and Restated Share Purchase Agreement, dated as of October 1, 2001 by and among Seneca Investments LLC, E-Services Investments Agency Sub and the stockholders listed therein (incorporated herein by reference to Exhibit 1 to Amendment No. 4 to Schedule 13D filed by Seneca on October 2, 2001)

                  99.3         Press Release dated October 1, 2001


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